CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement No. 33-86102 on Form N-1A of John Hancock Institutional Series Trust, of our report dated April 7, 2005 appearing in the Annual Report of John Hancock Independence Diversified Core Equity Fund II as of and for the year ended February 28, 2005 and the financial highlights as of February 28, 2002 through February 28, 2005.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.


Deloitte & Touche LLP

Boston, Massachusetts
June 29, 2006

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 11, 2006, relating to the financial statements and financial highlights which appear in the February 28, 2006 Annual Reports to Shareholders of John Hancock Independence Diversified Core Equity Fund II, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.



PricewaterhouseCoopers LLP

Boston, Massachusetts
June 29, 2006